Exhibit 10.2

Standard Form	State of
REPSC - Over $25,000	FDIC Asset No.
Master - 2009

REAL ESTATE PURCHASE AND SALE CONTRACT

(Instructions throughout the contract are in italics in “(    )” brackets.)

1.	PARTIES: This: Real Estate Purchase And Sale Contract (the “Contract”) is entered into by and between the Federal Deposit Insurance Corporation, in the following capacity(ies):

☒	Receiver of ALPHA BANK & TRUST,
☐	in its Corporate capacity.

☐	Manager of the FSLIC Resolution Fund.

☐	Manager of the FSLIC Resolution Fund as Receiver of

☐	other

hereafter referred to as “Seller,”

and GWINNETT CLINIC, LTD. (check one) ☐ an individual, or ☒ a state of Georgia corporation (“Purchaser”).

2.	PROPERTY: That certain tract or parcel of land described on ATTACHMENT A affixed hereto and incorporated herein, which parcel of land is to be sold together with all buildings and other improvements, situated thereon, all fixtures and other property affixed thereto and all and singular the rights and appurtenances pertaining to the property, including any right, title, and interest of Seller in and to adjacent streets, alleys or rights-of-way (the “Property”).

3.	PURCHASE PRICE: Subject to the terms, provisions, covenants and conditions herein contained, Seller hereby agrees to sell and convey and Purchaser hereby agrees to purchase the Property for the purchase price of One Million Six Hundred Thousand and no/100 dollars ($ 1,600,000.00) (the “Purchase Price”), to be paid in CASH at Closing (as defined in Section 11),

4.

EARNEST MONEY: An earnest money deposit in the amount of Eighty Thousand and no/100 dollars ($80,000.00) (the “Earnest Money”), equal to the greater of (a) five percent (5%) of the Purchase Price or (b) two thousand dollars ($2,000.00), is herewith tendered by Purchaser and is to be held by Seller. The Earnest Money will be in the form of cash, a cashier's check, or certified funds payable to Seller. The Earnest Money will NOT bear interest at any time. If the sale hereunder is consummated in accordance with the terms hereof, the Earnest Money, will be applied against the Purchase Price at Closing. In the event of default hereunder by Purchaser, the Earnest Money will be applied as provided: in Section 16.

5.	SURVEY: If Seller already has in its records a survey of the Property obtained in the normal course of its business, Seller will provide a copy of same to the Purchaser. In no event will Seller be required to furnish a current survey of the Property.

6.

TITLE COMMITMENT AND TITLE POLICY: As soon as practicable after the Effective Date (as defined in Section 26), Seller will furnish Purchaser a Title Commitment from a title insurance company chosen by Seller and reasonably acceptable to Purchaser (the “Title Company”). At Closing, Seller will provide Purchaser a Title Policy in the full amount of the Purchase Price.

Purchaser will have five (5) days after receipt of the Title Commitment to make written title and survey

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objections to Seller (the “Objections”). Objections must be limited to matters which substantially and adversely affect title to the Property. If Purchaser does not give Seller written notice of Objections within the time period specified. Purchaser will have waived the right to raise Objections, will accept any and all deficiencies without postponement of Closing (as defined in Section 11), and will close under the terms of the Contract.

If Purchaser timely delivers Objections to Seller. Seller will have until the Closing Date (as defined in Section 11) to cure same. Seller has the right, in its sole discretion, to extend the Closing Date up to ninety (90) days from the original Closing Date in order to resolve Objections (the “Extended Closing Date”). Seller's intention to extend must be provided in writing to Purchaser on or before the Closing Date.

Seller may notify Purchaser at any time that Seller declines to cure one or more of the Objections. Purchaser has five (5) days from the receipt of such declination to make the election described below. If Seller fails to give notice of declination and fails to cure any of the Objections by the Closing Date or the Extended Closing Date, as applicable, Purchaser has five (5) days after such Closing Date or Extended Closing date, as applicable, to make the election described below. The election Purchaser has, in either event described above, is to either (i) terminate the Contract and obtain the Earnest Money per Section 16 of this Contract, or (ii) waive the unsatisfied Objections and complete the purchase under the terms of this Contract. Failure by the purchaser to make an election within the time frame specified in this paragraph will be treated as an election of option (i) above.

INSPECTION PERIOD: Purchaser will have a period of ten (10) days from and after the Effective Date to examine the Property and to conduct such physical tests, inspections, surveys, and other investigations as are reasonably necessary to determine whether the Property is suitable for Purchaser’s intended purpose (the “Inspection Period”). Seller shall use reasonable efforts to provide to Purchaser copies of any of the following items which Seller has in its possession and which are readily available to Seller: surveys, title policies, environmental reports and other due diligence materials related to the Property (collectively, the “Reports”). Purchaser acknowledges and agrees that Seller makes no representations whatsoever regarding the validity of the content or form of any of the Reports. In furtherance of, and in no way limiting the any disclaimers of Seller contained in the Contract, Purchaser acknowledges and agrees that Seller shall have no liability whatsoever for the Reports and/or the Purchaser’s reliance on the Reports. Notwithstanding the above, (a) Purchaser will give Seller reasonable notice of Purchaser’s intention to enter onto the Property; (b) Purchaser must obtain written approval from Seller before Purchaser conducts any tests on the Property; and (c) Seller may require that a representative of the Seller accompany Purchaser or its agents while they are on the Property. Purchaser’s tests and other inspections will not unreasonably interfere with the use and occupancy of the Property by Seller or Seller’s tenants. In the event that the transaction contemplated by this Contract does not close for any reason. Purchaser is obligated to restore the Property to its condition prior to Purchaser’s entry. This obligation will survive termination of this Contract. Purchaser will pay for all such tests and inspections.

A copy of every report of every test and inspection conducted by Purchaser on the Property, including but not limited to, any survey and any Environmental Report or Environmental Site Assessment, will be delivered to Seller within five (5) days after such report is received by Purchaser. Purchaser agrees to indemnify Seller, hold it harmless from, and defend it against any claims, causes of action, damages and expenses (including attorney’s fees) in any way arising out of (a) Purchaser’s or Purchaser’s agents’ presence on or about the Property, or (b) any test or inspection conducted by Purchaser on the Property. Such indemnity will survive the closing or any termination of this Contract and will not be merged therein.

If Purchaser reasonably determines that the Property is unsuitable for Purchaser’s intended purpose. Purchaser may terminate this Contract by delivery of written notice to Seller prior to the expiration of the Inspection Period. In such event the Earnest Money will be returned to the Purchaser, and thereafter neither party will have any further rights or obligations under this Contract.

Should Purchaser fail to terminate the Contract prior to the expiration of the Inspection Period, Purchaser will be obligated to close the transaction without postponement of the Closing Date, under the terms of this Contract. Any termination of this Contract by Purchaser after the expiration of the Inspection Period will entitle Seller to retain the Earnest Money as liquidated damages as provided in Section 16.

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CONVEYANCE OF TITLE: Seller will convey the Property by Special Warranty Deed (the “Deed”) subject to all easements, rights-of-way, exceptions, covenants, conditions, restrictions, encroachments, reservations, encumbrances, access limitations, and all other matters or conditions affecting the Property (including any Objections Seller has declined to cure and Purchaser has waived, per Section 6 above). Any personalty that may be owned by Seller that is situated on the Property at Closing will be conveyed to Purchaser by Quitclaim Bill of Sale.

PROPERTY CONDITION: PURCHASER, BY ITS EXECUTION HEREOF, ACKNOWLEDGES THAT:

(i)	SELLER HAS NOT MADE, DOES NOT MAKE, AND SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS, OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER - WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT, OR FUTURE - AS TO (a) THE VALUE, NATURE, QUALITY, OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (b) THE INCOME TO BE DERIVED FROM THE PROPERTY, (c) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, (d) THE PROPERTY’S COMPLIANCE WITH ANY LAWS, RULES, ORDINANCES, OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (e) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (f) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY, (g) THE MANNER, QUALITY, STATE OF REPAIR, OR LACK OF REPAIR OF THE PROPERTY, OR (h) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY OTHER THAN THE WARRANTIES OF TITLE IN THE SPECIAL WARRANTY DEED, IF SUCH SPECIAL WARRANTY DEED IS ISSUED. SELLER HAS NOT MADE, DOES NOT MAKE, AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION, OR LAND USE LAWS, RULES, REGULATIONS, ORDERS, OR REQUIREMENTS, INCLUDING THE DISPOSAL OR EXISTENCE, IN OR ON THE PROPERTY, OF ANY HAZARDOUS MATERIALS.

(ii)	PURCHASER HAS FULLY INSPECTED THE PROPERTY AND THAT THE CONVEYANCE AND DELIVERY OF THE PROPERTY IS “AS IS” AND “WITH ALL FAULTS.”

(iii)	NO WARRANTY HAS ARISEN THROUGH TRADE, CUSTOM OR COURSE OF DEALING WITH PURCHASER. PURCHASER REPRESENTS THAT, PURSUANT TO THE INSPECTION PERIOD (IF ANY), PURCHASER HAS MADE (OR HEREBY WAIVES): (a) ALL INSPECTIONS OF THE PROPERTY DEEMED NECESSARY OR APPROPRIATE BY PURCHASER TO DETERMINE THE PROPERTY’S VALUE AND CONDITION, INCLUDING, WITHOUT LIMITATION, INSPECTIONS FOR THE PRESENCE OF ASBESTOS, PESTICIDE RESIDUES, UNDERGROUND STORAGE TANKS, HAZARDOUS WASTE, AND ANY OTHER HAZARDOUS MATERIALS, AND (b) ALL INVESTIGATIONS TO DETERMINE WHETHER ANY PORTION OF THE PROPERTY LIES WITHIN ANY FLOOD HAZARD AREA AS DETERMINED BY THE U.S. ARMY CORPS OF ENGINEERS OR OTHER APPLICABLE AUTHORITY. PURCHASER’S INSPECTION OF THE PROPERTY (OR WAIVER THEREOF) WILL RELIEVE SELLER OF ANY LIABILITY TO PURCHASER AS A RESULT OF ANY ENVIRONMENTAL HAZARD ON OR TO THE PROPERTY AND PURCHASER ACCEPTS ALL LIABILITY THEREFOR, AS BETWEEN

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PURCHASER AND SELLER, AND INDEMNIFIES AND HOLDS SELLER HARMLESS FROM AND AGAINST ANY CLAIMS, LIABILITIES, DEMANDS, OR ACTIONS INCIDENT TO, RESULTING FROM, OR IN ANY WAY ARISING OUT OF SUCH HAZARD. THIS INDEMNITY SURVIVES CLOSING AND WILL NOT BE MERGED WITH THE SELLER’S DEED.

10.	BROKER’S FEE: By separate document, Seller has agreed to pay a real estate commission (the “Commission”) in the amount of three percent (3%) of the Purchase Price to be split equally between JWB Realty Services, LLC and Solid Source Realty (collectively, the “Broker”), subject to the closing of this sale and payment of the full Purchase Price to Seller. The parties acknowledge that JWB Realty Services, LLC represents Purchaser and not the Seller in this transaction, and that Solid Source Realty represents the Seller and not the Purchaser in this transaction. It is understood and agreed that no commission shall be due hereunder in the event the Closing does not occur for any reason whatsoever. Purchaser and Seller each hereby indemnifies the other against and agrees to hold harmless the other from any and all claims for real estate commissions or similar fees arising out of or in any way connected with any claimed agency relationship with the indemnitor and relating to the purchase and sale of the Property contemplated by this Agreement or any cancellation or termination of this Agreement. At Closing, each Broker shall each execute and deliver a final and unconditional waiver and release of any lien rights they may have against the Property pursuant to the Commercial Real Estate Broker Lien Act, O.C.G.A. § 44-14-600, et seq.

11.	CLOSING: The closing and funding of this sale (the “Closing”) will be on or before thirty (30) days from the expiration of the Inspection Period (the “Closing Date”). Should the Closing Date fall on a Saturday, Sunday, or legal holiday, Closing will occur on the first business day thereafter. The Closing will take place at the office of the Title Company or, at Seller’s option, at the office of Seller. If either party fails to close the sale under the terms of this Contract, the non-defaulting party will be entitled to exercise the remedies provided in Section 16. Any extension of the Closing Date must be in writing and executed by Purchaser and Seller in advance of the scheduled Closing Date, except in the case of the Seller's unilateral extension of the Closing Date as described in Section 6.

12.	POSSESSION: Possession of the Property in its condition existing at the date of execution hereof, ordinary wear and tear excepted, will be delivered to Purchaser at Closing, subject to the rights or claims of parties in possession or vendors thereto. Delivery of the Deed by Seller and acceptance of the Deed by Purchaser will evidence the assignment by Seller and assumption by Purchaser of all written or oral agreements for lease of the Property and contracts in effect as of the Closing Date. From and after Closing, Purchaser will defend, indemnify, and hold Seller harmless from and against all claims, demands, and actions arising under such leases or contracts,

13.	CLOSING COSTS: Seller will pay the cost of (i) preparation of the Deed and all other conveyance documents, (ii) one-half of the escrow fees charged by the Title Company, (iii) the premium for the Title Commitment and Title Policy, (iv) transfer tax due on the conveyance of the Property; and (iv) Seller’s attorneys’ fees. Seller will cause any mortgages, deeds of trust, or other monetary liens recorded against the Property to be released, unless it elects not to cure according to Section 6 above. All other costs and expenses incurred in connection with the sale of the Property will be paid by Purchaser.

14.	PRORATIONS: At Closing, Seller will deliver or credit to Purchaser all tenant security deposits then actually held by Seller. Seller will have no responsibility for security deposits not held by Seller at Closing. All prepaid rents, prepaid expenses, and accrued but unpaid expenses incurred in connection with the operation or maintenance of the Property will be prorated between Purchaser and Seller as of the Closing Date. Seller will be credited at Closing with the amount of any and all deposits held on behalf of Seller by utility companies with respect to the Property. All ad valorem taxes and assessments assessed against the Property will be prorated between Seller and Purchaser as of the Closing Date. Any proration will be final and not adjustable unless Seller challenges the assessed value of the Property for the year of Closing. If such challenge results in a reduction of the taxes for the year of Closing, then Seller will (i) notify Purchaser, (ii) provide Purchaser a recalculation of the proration based on the revised taxes, and (iii) provide Purchaser evidence of Seller’s costs

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in challenging that year’s assessment. Within fifteen (15) days of receipt of such notice and information, Purchaser will reimburse Seller for (i) the difference between the Seller’s proration at Closing and the Seller’s revised proration, plus (ii) Purchaser’s pro rata share of Seller’s costs in challenging that year’s assessment. Notwithstanding the above. Purchaser will be responsible for all ad valorem taxes, interest, penalties, court costs, title costs, and attorney fees that become due as a result of (a) the transfer of the Property, (b) a subsequent change in the use of the Property, or (c) the omission of assessments on improvements. There will be no proration of the taxes discussed in the immediately preceding sentence.

15.	CASUALTY LOSS: In the event of damage or destruction of the Property by fire or other casualty prior to the Closing Date, which results in a loss exceeding twenty percent (20%) of the Purchase Price. Purchaser, within five (5) days of notice from Seller of the occurrence of such event, may either (i) receive the insurance proceeds payable as a result of the event and consummate the transaction in accordance herewith, or (ii) terminate this Contract. In the event of termination of this Contract the Earnest Money will be returned to Purchaser. Thereafter neither party hereto will have any further rights or obligations under this Contract.

16.	DEFAULT: If Purchaser fails to perform any of his obligations hereunder. Seller’s exclusive remedy for such default is (a) termination of this Contract by written notice to the Purchaser, and (b) retention of the Earnest Money as liquidated damages. If Seller fails to perform any of its obligations hereunder, Purchaser’s exclusive remedy for such default is (a) termination of this Contract and liquidated damages as follows: (i) refund of the Earnest Money, and (ii) reimbursement by the Seller of Purchaser’s documented out-of-pocket expenses, not to exceed $1,000.00. The liquidated damages specified in this Section are not penalties, rather they are reasonable estimates of the cost to the Seller of holding the Property off the market, and the cost to the Purchaser of the lost transaction

17.	PROHIBITED PURCHASER: Purchaser acknowledges that certain persons are prohibited from purchasing assets from Seller. Purchaser also acknowledges that under certain circumstances. Seller will not sell assets to certain persons. Accordingly, prior to the execution hereof, Purchaser has completed and executed the Purchaser Eligibility Certification (the “PEC”) attached here to as ATTACHMENT B. Purchaser represents and warrants that the completed PEC is true and correct, and acknowledges that Seller is relying on the truth and accuracy of the completed PEC.

Any incorrect information on the PEC will constitute a breach of this Contract by the Purchaser. Should the Seller determine prior to Closing that any portion of the Purchaser’s completed PEC is incorrect. Seller may terminate the Contract and retain the Earnest Money per Section 16 of this Contract and may pursue other sanctions provided by law.

18.	CONFIDENTIALITY: Prior to the execution of the Contract, at the sole discretion of the FDIC. Purchaser is required to complete and execute the Confidentiality Agreement attached hereto as ATTACHMENT C. Any breach of the Confidentiality Agreement by Purchaser will be a default hereunder, as provided in Section 16.

19.	ATTORNEYS’ FEES: In any legal proceeding brought under or with relation to this Contract, the prevailing party will be entitled to recover court costs and reasonable attorneys’ fees from the non-prevailing party.

20.	AUTHORITY TO EXECUTE: Only an FDIC employee who is an Attorney-in-Fact for the FDIC acting in the capacity stated in Section 1 is authorized by the FDIC to execute this Contract.

21.	SURVIVAL: Sections 9, 10, 14, 23 and 27 of this Contract will survive the Closing and the delivery of the Deed and other conveyance documents from Seller to Purchaser. All of the terms and conditions of Sections 9, 10,14, 23, and 27 will be and remain in full force and effect between the parties hereto.

22.	MODIFICATION: This Contract supersedes any and all prior discussions, communications, and agreements between the Seller and the Purchaser, if any, with respect to the purchase of the Property and other matters contained herein. This Contract contains the sole and entire understanding between the parties hereto with respect to the transaction contemplated herein. This Contract will not be modified or amended except in writing executed by the Purchaser and Seller.

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23.	APPLICABLE LAW: This Contract will be governed by and construed and enforced in accordance with the laws of the United States of America, and to the extent that state law would apply under applicable federal law, the state in which the Property is located.

24.	TIME: Time is of the essence of this Contract.

25.	NOTICES: All notices, requests, demands, or other communications required or desired to be given hereunder will be in writing and either delivered by (a) hand, (b) telecopier, (c) overnight delivery service, or (d) certified mail, return receipt requested, postage prepaid, to the addresses in the signature section below, and will be deemed given two (2) days after the date mailed, if mailed, one (1) day after the date sent, if sent by overnight delivery service, and on the day delivered if delivered personally to the address set forth or by telecopier to the facsimile (fax) number also set forth below.

26.	EFFECTIVE DATE: The effective date of this Contract (the “Effective Date”) will be the date upon which the last party to sign executes this Contract.

27.	CONSTRUCTION: Unless Stated otherwise, the words “day” or “days” refer to calendar days. Pronouns are used interchangeably herein to refer to masculine, feminine, or neuter antecedents. Purchaser waives the presumption that ambiguities, if any, will be construed against the drafting party. This Contract will be construed liberally and not in favor of the non-drafting party.

28.	ATTORNEY CONSULTATION: The parties acknowledge and agree that this is intended to be a legally binding contract. The parties further acknowledge that federal law may impose certain duties upon brokers or signatories to this Contract when any of the signatories is a foreign party, or when any of the signatories receives certain amounts of U.S. currency in connection with a real estate closing. To the extent, if any, that either party fails to understand the effect of any part of this Contract, that party hereby agrees to consult an attorney prior to signing.

29.	STATE SPECIFIC ATTACHMENTS: The following attachments are affixed and incorporated herewith to conform this Contract to the laws of the state in which the Property is located:

(If none of the attachments listed below are used, write “None” on the first line.)

☐	ATTACHMENT NO. D:	FF & E

☐	ATTACHMENT NO. E:

☐	ATTACHMENT NO. F:

☐	ATTACHMENT NO. G:

☐	ATTACHMENT NO. H:

30.	INDIVIDUAL LIABILITY. The individual signing this Contract purportedly on behalf of a corporation, partnership, limited liability company, or trust will be bound under this Contract in his or her individual capacity unless, prior to Closing, the individual complies with requirements that the Seller deems necessary or appropriate to insure conveyance of title to the named entity.

31.	DISCLOSURES. As required by applicable law, the following disclosures are attached to this Contract, and the terms thereof are incorporated herein:

☐	ATTACHMENT NO. I:	Lead-Based Paint Disclosure. If the Property includes any interest in real property on which a residential dwelling was built prior to 1978.

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☐	ATTACHMENT NO. J:	Other Environmental Matters. Other environmental matters require disclosure in connection with the conveyance of the Property to the Purchaser.

32.	~~PERSONAL PROPERTY. The Purchase Price shall include the real property, the night deposit box, ATM machine, safety deposit boxes, vault door, and all drive-thru facilities located upon the Property. All other personal property located upon the Property shall be purchased by Purchaser for the additional sum of Seventy Five Thousand and no/100ths Dollars ($75,000.00) to be paid at Closing. A list of the aforesaid personal property shall be supplied by Seller to Purchaser and approved by Purchaser prior to Closings.~~

33.	ASSIGNMENT. This Agreement may be assigned by Purchaser, in whole or in part, without the prior written consent of Seller to an entity affiliated with the Chief Executive Officer of Purchaser without the necessity of obtaining the prior written consent of Seller. However, no assignment shall relieve Purchaser of liability for the performance of Purchaser’s duties and obligations under this Agreement.

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IN WITNESS WHEREOF, the parties have affixed their signatures hereto on the dates set forth beneath their signatures.

PURCHASER:

GWINNETT CLINIC, LTD., a Georgia corporation

By:
(Entity’s representative signs here,)
Name of Entity Purchaser’s representative printed or typed: J.J. SHAH
Title of Entity Purchaser’s representative: Chief Executive Officer

Individual Purchaser’s Name Printed or Typed:

Address:	475 Philip Boulevard, Suite 100, Lawrenceville, Georgia 30045 (Use street address only. A Post Office Box address is NOT acceptable.)
Phone Number:	770-840-8587
Fax Number:	770-840-0641
Tax ID Number:	58-1590562
Date:	4-23-2009

SELLER:

Federal Deposit Insurance Corporation, in the capacity stated above.
1601 Bryan Street
Energy Plaza
Dallas, Texas 75201

By:
Name:	VICTOR M. ROBERT
Its:	Attorney in Fact
Phone:
Fax:
Date:	May 13, 2009

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ATTACHMENT “A”

PROPERTY DESCRIPTION

(See Attached)

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ATTACHMENT “B”

PURCHASER ELIGIBILITY CERTIFICATION

(See Attached)

Sale/Loan Pool Number(s):

The purpose of the Purchaser Eligibility Certification is to identify Prospective Purchasers who are not eligible to purchase assets of failed financial institutions from the Federal Deposit Insurance Corporation under the laws, regulations and policies governing such sales. Completion of the Purchaser Eligibility Certification, without modification, is a prerequisite to any such purchase.

DEFINITIONS

Affiliated Business Entity. An Affiliated Business Entity of a Prospective Purchaser means its spouse, dependent child or any member of its household; or any entity that directly or indirectly is under the control of the Prospective Purchaser, controls the Prospective Purchaser or is under common control with the Prospective Purchaser.

Associated Person. An Associated Person of a Prospective Purchaser who is an individual is (1) the Prospective Purchaser’s spouse or dependent child or any member of the household, (2) a partnership in which the Prospective Purchaser is or was a general or limited partner, or (3) a corporation of which the Prospective Purchaser is or was an officer or director. An Associated Person of a Prospective Purchaser that is an entity is (1) any individual or entity that, acting individually or in concert with one or more individuals or entities, owns or controls 25 percent or more of the Prospective Purchaser; or (2) a managing or general partner of the Prospective Purchaser.

Contractor. A Contractor is any individual or entity that has submitted an offer to the FDIC to perform services or has a contractual arrangement with the FDIC to perform services.

Delinquent Obligation. A Delinquent Obligation is any debt or duty to pay money to the FDIC in excess of $50,000 (in the aggregate for all such debts or duties) that is more than 60 days delinquent, or any other failure to comply with the terms and conditions of a written agreement with the FDIC that continues for more than sixty (60) days following notice. A Delinquent Obligation does not include any debt that has been settled, nor any debt that has been sold or transferred by the FDIC, nor any debt for which the FDIC has reported forgiveness of debt through the issuance of an IRS form 1099, nor any debt discharged in bankruptcy.

Failed Institution. A Failed Institution is any bank or savings association that has been under the conservatorship or receivership of the FDIC or of the Resolution Trust Corporation. It includes any entity owned and controlled by such a bank or savings association.

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FDIC. FDIC means the Federal Deposit Insurance Corporation, whether acting in its corporate capacity or as conservator or receiver of a Failed Institution.

Prospective Purchaser. A Prospective Purchaser is any individual or entity that has made or intends to make an offer to purchase assets of a Failed Institution from the FDIC. For all purposes of this Certification, an “entity” includes any entity with a legally independent existence, including, without limitation, a trustee; the beneficiary of at least a 25% share of the proceeds of a trust; a partnership; a corporation; an association; or any other organization or society.

Substantial Loss. A Substantial Loss is (i) any debt or duty to pay money to the FDIC or a Failed Institution that has an outstanding balance of more than $50,000 and that is more than 90 days past due; (ii) an unpaid final judgment of more than $50,000 regardless of whether it is forgiven in a bankruptcy proceeding; (iii) a deficiency balance following a foreclosure sale of more than $50,000 regardless of whether it is forgiven in a bankruptcy proceeding; or (iv) any loss of more than $50,000 reported on an IRS Form 1099-C (Information Reporting for Discharge of Indebtedness).

ELIGIBILITY CERTIFICATION

The undersigned hereby certifies that all of the following statements are true, correct and complete when made and will be true at closing of the sale.

A.	FDIC Employees. The Prospective Purchaser is not an FDIC employee, the spouse of an FDIC employee, or the minor child of an FDIC employee.

B.	Delinquent Obligors. Neither the Prospective Purchaser nor any of its Affiliated Business Entities has a Delinquent Obligation. Under certain circumstances, the certification required in this paragraph may be waived. For more information about the waiver process and criteria, contact the FDIC sales representative. Note: If the sale is for FDIC real estate owned or items such as furniture, fixtures or equipment, artwork, automobiles or other tangible items, and the bid price will be less than $250,000 (per item or per pool), then the certification set forth in this paragraph B is not required.

C.	FDIC Contractors. Neither the Prospective Purchaser nor any of its Affiliated Business Entities is a Contractor that has performed services within the past three years relating to any of the assets that the Prospective Purchaser might buy, unless the contract for services allows for the purchase of such assets. Under certain circumstances, the certification required in this paragraph may be waived. For more information about the waiver process and criteria contact the FDIC sales representative.

D.	Officers or Directors of Failed Institutions. Neither the Prospective Purchaser nor any

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of its Associated Persons has ever been an officer or director of a Failed Institution or of an affiliate of a Failed Institution who (1) has participated in a material way in one or more transactions that caused a Substantial Loss to any such Failed Institution; and (2) in connection with such Substantial Loss has been found by a court or administrative tribunal, or alleged in a judicial or administrative action brought by the FDIC or any federal or state governmental entity to have (i) violated any law, regulation or order issued by a federal or state banking agency; (ii) breached a written agreement with a federal or state banking agency or with a Failed Institution; (iii) engaged in an unsafe or unsound practice in conducting the affairs of a Failed Institution; or (iv) breached a fiduciary duty owed to a Failed Institution.

E.	Debarment from Participation in the Affairs of a Failed Institution. Neither the Prospective Purchaser nor any of its Associated Person(s) has been removed from, or prohibited from participating in the affairs of a Failed Institution by a final enforcement action by the FDIC or any other federal banking agency (Office of the Comptroller of the Currency, Office of Thrift Supervision, or the Board of Governors of the Federal Reserve System).

F.	Pattern or Practice of Defalcation. Neither the Prospective Purchaser nor any of its Associated Person(s) has borrowed money or guaranteed loans in more than one transaction with the intent to cause a loss or with reckless disregard for whether such transactions would cause a loss to any financial institution insured by the FDIC, where these loans, in the aggregate, caused a Substantial Loss to one or more Failed Institutions.

G.	Convicted of Certain Crimes. Neither the Prospective Purchaser nor any of its Associated Person(s) (1) has been convicted of committing or conspiring to commit any offense under Section 215, 656, 657, 1005, 1006, 1007, 1014, 1032, 1341, 1343 or 1344 of Title 18 of the United States Code affecting any Failed Institution; and (2) has defaulted on any debt or duty to pay money (including any guaranty) owed to the FDIC or any Failed Institution to such an extent that a judgment has been rendered in favor of the FDIC or the property securing the debt has been foreclosed on.

H.	If Seller Financing Is Used. Neither the Prospective Purchaser nor any of its Associated Persons (1) has defaulted on any debts or duties to pay money (including any guaranty) to the FDIC or a Failed Institution that, in the aggregate, exceed $1,000,000, to such an extent that a judgment has been rendered in favor of the FDIC or the property securing the debt has been foreclosed on; and (2) has made any fraudulent misrepresentations in connection with any of these debts or duties. This representation is not required, and has no effect, if the Prospective Purchaser does not finance any portion of the purchase price through financing offered by the FDIC.

REPSC\Over $25,000 – Master – (2-13-2009)

I.	Transactions Structured to Circumvent this Certification. Neither the identity nor form of the Prospective Purchaser, nor any aspect of the contemplated transaction, has been created or altered with the intent, in whole or in part, to allow an individual or entity who otherwise would be ineligible to purchase assets from the FDIC to benefit directly or indirectly from the proposed transaction.

PROSPECTIVE PURCHASER INFORMATION

Name of Prospective Purchaser			Tax ID Number or SSN

GWINNETT CLINIC, LTD.			58-1590562

☐ Individual	☐ Partnership	☒ Corporation	☐ Trust

☐ Other (Specify)

Physical Street Address (For Overnight Delivery) 475 Philip Boulevard, Suite 100

City	State or Province	Country	Postal Code

Lawrenceville	Georgia	USA	30045

Contact Person and Title J.J. Shah

Telephone Number	Fax Number	E-Mail Address

(770) 840-8581	(770) 840-0641	( )

IN WITNESS WHEREOF, the undersigned has executed this Certification as of this 23rd day of April, 2009.

PROSPECTIVE PURCHASER

GWINNETT CLINIC, LTD., a Georgia corporation

By:
J.J. SHAH, Chief Executive Officer

REPSC\Over $25,000 – Master – (2-13-2009)

PRIVACY ACT STATEMENT

The Federal Deposit Insurance Act (12 U.S.C. §§1819, 1821, and 1823), 5 C.F.R. Part 3201, 12 C.F.R. Parts 340 and 366, and Executive Order 9397 authorize the collection of this information. The FDIC will use the information to assist in the determination of whether a Prospective Purchaser is eligible to purchase assets under the laws, regulations and policies pertaining to the FDIC. The FDIC may disclose this information: 1) to other federal, state or local agencies and to contractors to assist in the marketing or sale of assets; 2) to appropriate Federal, State or local agency or responsible authority, to the extent that disclosure is necessary and pertinent for investigating or prosecuting a violation of or for enforcing or implementing a statute, rule, regulation or order, when the information indicates a violation or potential violation of law, whether civil, criminal or regulatory in nature, and whether arising by any statute, or by regulation, rule or order issued pursuant thereto; 3) to a court, magistrate, or administrative

Notice Concerning Legal Action

Any person who knowingly or willfully makes false or fraudulent statements or disclosures in connection with this Certification will be referred to the Office of Inspector General and/or the appropriate law enforcement officials for investigation and legal enforcement and may be subject to fines and/or imprisonment (18 U.S.C. §§ 1001, 1007 and 1014).

ESTIMATED REPORTING BURDEN

Public reporting burden for this collection is estimated to average 30 minutes per response, including the time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information. Send comments regarding the burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden, to Paperwork Reduction Act, Legal Division, FDIC, Washington, D.C. 20429; and to the Office of Management and Budget, Paperwork Reduction Project (3064-0089), Washington, D.C. 20503. Respondents need not respond to this request for information unless it displays a currently valid OMB Control Number.

REPSC\Over $25,000 – Master – (2-13-2009)

ATTACHMENT “C”

CONFIDENTIALITY AGREEMENT

(See Attached)

This CONFIDENTIALITY AGREEMENT (“Agreement”) is made as of this              day of                     , 20     , by and between the Federal Deposit Insurance Corporation, in the capacity set forth on the signature page hereof (“FDIC”), and

(1)                                                              (an individual) or

(2) GWINNETT CLINIC, LTD., a corporation organized under the laws of the State of Georgia (“Purchaser”).

WHEREAS, FDIC has offered for sale certain real property together with any improvements thereon (“Property”) more particularly described in Exhibit A, attached hereto and incorporated herein;

WHEREAS, Purchaser has expressed an interest in purchasing the Property;

WHEREAS, in consideration of FDIC, its agents and representatives furnishing Purchaser with information regarding the Property, which information is contained in the documents identified in Exhibit B attached hereto and incorporated herein, and which information is non-public, confidential, or proprietary in nature, Purchaser agrees to make certain agreements regarding such information, as well as all notes, analyses, compilations, studies, or other documents, whether prepared by Purchaser or others, which contain or otherwise reflect such information (such information, and such documents, are collectively herein referred to as the “Evaluation Material”).

NOW, THEREFORE, in consideration of the promises and mutual covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, FDIC and Purchaser enter into this Agreement:

Section 1. Term. This Agreement shall become effective as of the date first written above and shall terminate only upon consummation of a purchase and sale transaction relating to the Property between FDIC and Purchaser, resulting in FDIC no longer being the recorded title holder of the Property.

Section 2. Limitation on Use. Purchaser shall use the Evaluation Material solely for the purpose of evaluating the suitability of the Property for purchase and the preparation of a bid for such purchase, and for no other purpose.

REPSC\Over $25,000 – Master – (2-13-2009)

Section 3. Limited Access. Without the prior, written consent of FDIC, to be granted or withheld in FDIC’s sole discretion, Purchaser shall not disseminate or divulge the Evaluation Material to any person or entity, other than as set forth below. Purchaser shall limit access to the Evaluation Material to such persons or entities who have a need to know the information contained in the Evaluation Material for the purpose of advising Purchaser on the suitability of the Property for purchase (including, without limitation, any prospective institutional lender from whom Purchaser may seek financing for the purchase) and assisting Purchaser in the preparation of a bid for such purchase. Purchaser shall keep a record of the recipients of the Evaluation Materials. Purchaser shall be responsible for any breach of the Agreement by its partners, directors, officers, employees, agents, representatives, affiliates, successors, or assigns. Without the prior written consent of FDIC, which consent may be withheld in its sole discretion, Purchaser shall not directly or indirectly, contact, seek, or attempt to seek any information from any person other than FDIC regarding the Evaluation Material.

Section 4. Confidentiality. Purchaser agrees that Purchaser shall ensure that all persons or entities to whom it discloses the Evaluation Material shall keep the Evaluation Material confidential. This Agreement shall be inoperative as to particular portions of the Evaluation Material if such information (i) becomes generally available for the public other than as a result of a disclosure by Purchaser, its partners, directors, officers, employees, agents, representatives, affiliates, successors or assigns; (ii) was available to Purchaser on a non-confidential basis prior to its disclosure to Purchaser by FDIC; (iii) becomes available to Purchaser on a non-confidential basis from a source other than FDIC which source, insofar as is known to Purchaser after reasonable inquiry, is not prohibited from making the disclosure to Purchaser; or (iv) is independently developed by Purchaser without use of the Evaluation Material.

Section 5. Return of Documents. Unless otherwise directed by FDIC, Purchaser shall return and ensure that all persons or entities to whom it has disclosed the Evaluation Material shall return all copies of the Evaluation Material (whether prepared by Purchaser or others) to FDIC, upon the earliest of: (1) the fifth (5th) business day after receipt by Purchaser of notice from FDIC that FDIC has not accepted Purchaser’s bid to purchase the Property; or (2) the sixtieth (60th) day following the submission by Purchaser of its bid, whether of not Purchaser has received any notice from FDIC regarding such bid. Purchaser will inform FDIC immediately of any improper disclosure of any of the Evaluation Material, and of any breach of any provision of this Agreement, which may come to Purchaser’s attention. The return of all Evaluation Material to FDIC, as required by this Section 5, shall not relieve Purchaser of its obligations created by this Agreement regarding confidentiality and use of the Evaluation Material.

Section 6. Other Disclosure. To the extent that Purchaser is required to disclose the Evaluation Material pursuant to the requirements of any legal proceeding, Purchaser shall notify FDIC within one (1) business day of its knowledge of such legally required disclosure so that FDIC may seek an appropriate protective order and/or waive the Purchaser’s compliance with this Agreement. Notice shall be both by telephone and in writing. In the absence of a protective order or waiver, Purchaser may disclose that portion of the Evaluation Material which is required to be disclosed pursuant to such legal proceeding if, in the written opinion of its counsel, failure to disclose such Evaluation Material in any tribunal would subject Purchaser to liability for contempt, censure or other legal penalty or liability.

REPSC\Over $25,000 – Master – (2-13-2009)

Section 7. Liability. If FDIC determines that Purchaser has breached any provision of this Agreement, FDIC may in its sole discretion, exercise any of all legal or equitable rights or remedies to which FDIC is entitled on account of Purchaser’s breach. FDIC shall not be deemed to have waived any of its rights or remedies on account of its failure, delay or forbearance in exercising any such right or remedy in a particular instance.

Section 8. Indemnification. Purchaser shall defend, indemnify and hold harmless FDIC from and against any and all claims, demands, causes of action, losses, damages, liabilities, judgments, costs, and expenses (including attorneys’ fees) asserted against or incurred by FDIC as a result of any violation of, or failure to comply with, the provisions of this Agreement by Purchaser or any person or entity to whom it has disclosed the Evaluation Material.

Section 9. Release of FDIC. Purchaser acknowledges and understands that some or all of the Evaluation Material may have been prepared by parties other than FDIC, and further acknowledges and understands that FDIC expressly disclaims all representations and warranties either express or implied, including, but not limited to any implied warranty of merchantability or fitness for a particular purpose, and any warranty with respect to the content, completeness or accuracy of the Evaluation Material. Purchaser is responsible for assuring itself as to the content, completeness, or accuracy of the Evaluation Material, and any reliance on the Evaluation Material shall be solely at Purchaser’s risk. Purchaser hereby releases FDIC from all claims, demands, causes of action, losses, damages, liabilities, judgments, costs and expenses (including attorneys’ fees) asserted against or incurred by Purchaser by reason of Purchaser’s reliance on or knowledge of the Evaluation Material or by any other reason.

Section 10. Effect of Invalid Provision. The invalidity or unenforceability of any provision of this Agreement shall not affect or limit the validity or enforceability of any other provision hereof and such invalid or unenforceable provision shall be construed or deemed amended by the parties only to the extent necessary to make it valid and enforceable.

Section 11. Miscellaneous. This Agreement represents the entire agreement between the Purchaser and FDIC relating to the receipt, use, and disclosure of the Evaluation Material, and may be amended only by written agreement of the parties hereto. This Agreement shall apply to and be binding upon Purchaser and its partners, directors, officers, employees, agents, representatives, affiliates, successors and assigns. The representative(s) signing this Agreement on behalf of the Purchaser represents that he or she is fully authorized to enter into the terms and conditions of this Agreement and to bind legally Purchaser. The construction, interpretation, and performance of this Agreement shall be governed by the laws of the United States of America, and to the extent that state law would apply under applicable federal law, the laws of the state where the Property is located, without regard to conflicts of law principles thereof. Notices under this Agreement shall be addressed to the parties at the following addresses:

If to FDIC, to:

REPSC\Over $25,000 – Master – (2-13-2009)

If to Purchaser, to:

Gwinnett Clinic, Ltd.
475 Philip Boulevard, Suite 100
Lawrenceville, Georgia 30045

[SIGNATURE PAGE FOLLOWS]

REPSC\Over $25,000 – Master – (2-13-2009)

IN WITNESS WHEREOF, FDIC and the Purchaser have executed this Agreement effective as of the day and year first above written.

FDIC:            Federal Deposit Insurance Corporation

(check one)

☒    as Receiver of ALPHA BANK & TRUST

☐    in its corporate capacity as liquidator of

☐    as successor in interest to                                              , as Receiver of

[Name of institution]

FDIC:	Purchaser:

GWINNETT CLINIC, LTD.

By:	By:
Signature	Signature

5/13/09 VICTOR M. ROBERT	J.J. SHAH
Print Name	Print Name

ATTORNEY-IN-FACT	Chief Executive Officer
Title	Title

EXHIBIT A – Property Description

EXHIBIT B – Evaluation Material

REPSC\Over $25,000 – Master – (2-13-2009)

ATTACHMENT “D”

FF&E

For and in consideration of $75,000.00, to be paid by Purchaser to Seller in addition to the Purchase Price, Seller agrees to quitclaim to Purchaser at Closing all right, title and interest of Seller in and to the night deposit box, ATM machine, safety deposit boxes, vault door, and all drive thru facilities and other personal property located on the Property as of the date hereof (collectively, the “Personal Property”). Such Personal Property shall be sold on an “as is, where is” basis, pursuant to a quitclaim bill of sale prepared by Seller, and Seller shall make no warranty of title, merchantability, fitness, condition, compliance with laws or freedom from defects with respect to any such personal property. Additionally, notwithstanding anything contained herein, in no event shall Seller convey to Purchaser any proprietary information, any bank documents, or any other Personal Property prohibited to be transferred by governmental law or regulation.

REPSC\Over $25,000 – Master – (2-13-2009)